EXHIBIT 17.1

                                                  December 8, 2004


HAND DELIVERED

Board of Directors of SPX Corporation
SPX Corporation
13515 Ballantyne Corporate Place
Charlotte, NC 28277

Ladies and Gentlemen:

     I have decided to retire and therefore hereby resign, effective immediately, from the Board of Directors as well as the offices of Chairman, President and Chief Executive Officer of SPX Corporation and from all offices that I hold with subsidiaries of the Company.

     My retirement and resignation are pursuant to that certain letter agreement dated even date herewith between the Corporation and me.

     My best wishes to you and all my colleagues at SPX.

                                              Very truly yours,

                                           /s/ John B. Blystone
                                           -------------------------
                                               John B. Blystone

Accepted and Agreed on December 8, 2004

SPX CORPORATION

By: /s/ Christopher J. Kearney
   -----------------------------